UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    August 25, 2006

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Proposed Private Placement

On August 25, 2006, Cano Petroleum, Inc. (“Cano”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with 32 institutional investors (the “Investors”) pursuant to which the Investors have agreed to purchase, subject to certain closing conditions, including the approval of the American Stock Exchange and Cano’s senior lender,  49,116 shares of Series D Convertible Preferred Stock (the “Preferred Shares”) at a price of $1,000 per share and 6,584,247 shares of Cano common stock (the “Common Shares”) at a price of $4.83 per share, reflecting the three day average closing price of Cano’s common stock prior to August 25, 2006 and including a $0.04 warrant value component with accompanying warrants (the “Warrants”) exercisable into 1,646,062 shares of common stock at an exercise price of $4.79 per share.  The Preferred Shares will have a dividend rate of 7.875% per year payable quarterly in cash or in stock as an adjustment to the number of shares of common stock issuable upon conversion.  In addition, the Preferred Shares will be convertible into Cano common stock at an initial conversion price of $5.75 per share which is subject to potential downward adjustment upon certain future dilutive equity issuances.  Gross proceeds from the sale of the Preferred Shares and the Common Shares is anticipated to be $80,917,913.  The specific Investors and the number of Preferred Shares and/or Common Shares and accompanying Warrants that each Investor is purchasing is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which is filed herewith as Exhibit 10.1 and incorporated herein.

The cash proceeds from the offering will be used to retire approximately $69 million of current debt, provide working capital and for general corporate purposes, including the funding of Cano’s fiscal 2007 capital budget.

Certain Investors and affiliates of certain Investors have previously purchased equity from Cano in private placements.

In connection with entering into the Securities Purchase Agreement, on August 25, 2006, Cano also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”).  The Registration Rights Agreement provides that Cano will file a registration statement with the Securities and Exchange Commission (the “Commission”) covering the resale of the Common Shares and the shares of Cano common stock underlying the Preferred Shares and the Warrants within 45 days after the closing date.  If the registration statement is not filed with the Commission within such time,  Cano must pay 1.5% of the aggregate purchase price of the Common Shares and the Preferred Shares and an additional 1.5% for every 30 days the registration statement is not filed.  If the registration statement is not declared effective by the Commission within 90 days of the closing date if there is not any review of the registration statement by the Commission or within 120 days of the closing date if there is any review of the registration statement by the Commission, Cano must pay 1.5% of the aggregate purchase price of the Common Shares and the Preferred Shares and an additional 1.5% for every 30 days it is not effective.  In addition, subject to certain exceptions, Cano is to maintain the effectiveness of the registration statement and if the effectiveness of the registration statement is not maintained, then Cano must pay 1.5% of the aggregate purchase price of the Common Shares and the Preferred Shares and an additional 1.5% for every 30 days it is not maintained.  The maximum aggregate of all registration delay payments is 10% of the aggregate purchase price of the Common Shares and the Preferred Shares.

The Registration Rights Agreement is filed herewith as Exhibit 4.1 and is incorporated herein.

The Preferred Shares, Common Shares and Warrants offered by Cano to the Investors are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements.  This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 3.02            Unregistered Sales of Equity Securities

As noted in Item 1.01 Entry into a Material Definitive Agreement “Proposed Private Placement,” on August 25, 2006, Cano entered into a Securities Purchase Agreement with the 32 Investors pursuant to which, upon closing, which is subject to certain conditions, including the approval of the American Stock Exchange and Cano’s senior lender, the Investors will purchase an aggregate of 49,116 Preferred Shares at a purchase price of $1,000 per share and 6,584,247 Common Shares with accompanying Warrants exercisable into 1,646,062 shares of common stock.  The purchase price for the Common Shares and the accompanying Warrants will be $4.83 per share and accompanying Warrant.  The Preferred Shares will be convertible into common stock at an initial conversion price of $5.75 per share and the Warrants will be exercisable into common stock at an exercise price of $4.79 per share.  The exact number of Preferred Shares, Common Shares and/or Warrants to be purchased by each Investor is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which is filed herewith as Exhibit 10.1 and incorporated herein.  The aggregate gross proceeds are anticipated to be $80,917,913.

The offer and sale of Preferred Shares, Common Shares and Warrants is being made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since each of the Investors is an “accredited investor” as defined by Rule 501 promulgated pursuant to the Securities Act of 1933, as amended.

Item 3.03            Material Modification to Rights of Security Holders.

See Item 1.01 Entry into a Material Definitive Agreement “Proposed Private Placement” regarding the Registration Rights Agreement.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

4.1                                 Registration Rights Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

10.1                           Securities Purchase Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 29, 2006
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

10.1	Securities Purchase Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.